UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010

NGAS Resources, Inc.
(Exact name of registrant as specified in its charter)

Province of British Columbia (State or other jurisdiction of incorporation)	0-12185 Commission File Number	Not Applicable (I.R.S. Employer Identification No.)

120 Prosperous Place, Suite 201
Lexington, Kentucky (Address of principal executive offices)	40509-1844 (Zip Code)
Registrant’s telephone number, including area code: (859) 263-3948
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2[b])

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4[c])

Item 1.01	Entry into a Material Definitive Agreement
     On November 19, 2010, we filed a current report on Form 8-K (November 8-K) describing an amendment to our amended and restated credit agreement (credit agreement amendment) that waived our noncompliance with the leverage coverage covenant as of the end of the third quarter on various conditions. The waiver conditions include our entry into a definitive agreement for a transaction that would enable us to retire or replace the credit facility by December 15, 2010 (agreement date) and our repayment of all credit facility debt by March 31, 2011.
     Effective as of December 14, 2010, the lenders under our credit agreement extended the agreement date originally specified in the credit agreement amendment to December 23, 2010. The extension will automatically be applied under the note agreements entered into on December 14, 2010 with the holders of our amortizing convertible notes due May 1, 2012. The note agreements are described in a current report on Form 8-K filed on December 15, 2010 and incorporated herein by reference.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NGAS RESOURCES, INC.
By:	/s/ William S. Daugherty
William S. Daugherty,
President and Chief Executive Officer

Date: December 16, 2010